Exhibit 10.1

Execution Version

LIBOR SUCCESSOR RATE CONFORMING CHANGES AMENDMENT

THIS CONFORMING CHANGES AMENDMENT (this “Agreement”), dated as of June 7, 2023, is entered into by BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).

RECITALS

WHEREAS, Jazz Financing Lux S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 1, rue Hildegard von Bingen, L-1282 Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B178623 (“Jazz Lux”), Jazz Pharmaceuticals Public Limited Company, a public limited company incorporated in Ireland (the “Parent”), Jazz Securities Designated Activity Company, a Section 110 designated activity company incorporated in Ireland (“Jazz DAC”), Jazz Financing I Designated Activity Company, a designated activity company incorporated in Ireland (“Jazz Financing I”), Jazz Pharmaceuticals Ireland Limited, a limited company incorporated in Ireland (“Jazz Ireland”), Jazz Financing Holdings Limited, a limited company incorporated in Ireland (“Financing Holdings” and, together with Parent, Jazz DAC, Jazz Financing I and Jazz Ireland, together with any Designated Borrower organized or incorporated in Ireland, the “Irish Borrowers”), Jazz Pharmaceuticals UK Holdings Limited, a private company limited by shares incorporated in England and Wales (“Jazz UK”), Jazz Pharmaceuticals, Inc., a Delaware corporation (“Jazz U.S.”), the Designated Borrowers (as defined in the Credit Agreement and, together with Jazz UK, the Irish Borrowers, Jazz Lux and Jazz U.S., or any permitted successor of any of the foregoing in accordance with Section 6.05(g) or (n) of the Credit Agreement, the “Borrowers”) from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), the issuing banks from time to time party thereto, Bank of America, N.A., as Administrative Agent, and U.S. Bank National Association, as collateral trustee, have entered into that certain credit agreement dated as of May 5, 2021 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, certain loans and/or other extensions of credit (the “Loans”) under the Credit Agreement denominated in Dollars incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement; and

WHEREAS, LIBOR has been or will be replaced with the benchmark set forth in Appendix A in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent is exercising its right to make certain conforming changes in connection with the implementation of the applicable benchmark replacement as set forth herein.

NOW, THEREFORE, in accordance with the terms of the Credit Agreement, this Agreement is entered into by the Administrative Agent:

1.Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.

2.Agreement. Notwithstanding any provision of the Credit Agreement or any other document related thereto (the “Loan Documents”) to the contrary, the terms set forth on Appendix A shall apply to Loans denominated in Dollars. For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to Loans denominated in Dollars and such provisions are not specifically addressed by

Appendix A, the provisions in the Credit Agreement shall continue to apply to such Loans denominated in Dollars.

3.Conflict with Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.

4.Conditions Precedent. This Agreement shall become effective on the date on which the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative (such date, the “Amendment Effective Date”), upon proper execution by the Administrative Agent of a counterpart of this Agreement.

5.Miscellaneous.

(a)This Agreement is a Loan Document.

(b)This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.

(c)Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The terms of the Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis.

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2

The Administrative Agent has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Elizabeth Uribe
Name: Elizabeth Uribe
Title: Assistant Vice President

[Signature Page to Conforming Changes Amendment]

Appendix A

TERMS APPLICABLE TO TERM SOFR LOANS

1.Defined Terms. The following terms shall have the meanings set forth below:

“Applicable Rate” means the Applicable Rate, Applicable Margin or any similar or analogous definition in the Credit Agreement.

“Base Rate” means the Base Rate, Alternative Base Rate, ABR, Prime Rate or any similar or analogous definition in the Credit Agreement.

“Base Rate Loans” means a Loan that bears interest at a rate based on the Base Rate.

“Borrowing” means a Committed Borrowing, Borrowing, or any similar or analogous definition in the Credit Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks are authorized, required by law to remain or are in fact closed in (x) New York City and (y) if such day relates to the payment of any obligation or the performance of any covenant, duty or obligation of any (a) Irish Borrower, Ireland or (b) UK Borrower, London; provided that (i) when used in Section 2.05 of the Credit Agreement with respect to any action taken by or with respect to any Issuing Bank, the term “Business Day” shall not include any day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the jurisdiction where such Issuing Bank’s Lending Office is located and (ii) when used in connection with a Eurocurrency Rate Loan denominated in Euros, the term “Business Day” shall also include any Business Day that is also a TARGET Day.

“CME” means CME Group Benchmark Administration Limited.

“Committed Loan Notice” means a Committed Loan Notice, Loan Notice, Borrowing Request, Interest Election Request, or any similar or analogous definition in the Credit Agreement, and such term shall be deemed to include the Committed Loan Notice attached hereto as Exhibit A or Exhibit B, as applicable.

“Dollar” and “$” mean lawful money of the United States.

“Eurocurrency Rate” means Eurocurrency Rate, LIBOR, Adjusted LIBOR Rate, LIBOR Rate or any similar or analogous definition in the Credit Agreement.

“Eurocurrency Rate Loans” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Interest Payment Date” means, as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable maturity date set forth in the Credit Agreement; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the applicable Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by Parent and consented to by all the applicable Lenders (in the case of each requested Interest Period, subject to availability); provided that:

(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)no Interest Period shall extend beyond the applicable maturity date set forth in the Credit Agreement.

“Notice of Loan Prepayment” means a Notice of Loan Prepayment, Prepayment Notice, or any similar or analogous definition in the Credit Agreement.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” with respect to Term SOFR means 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration, 0.26161% (26.161 basis points) for an Interest Period of three-month’s duration, 0.42826% (42.826 basis points) for an Interest Period of six- months’ duration, and 0.71513% (71.513 basis points) for an Interest Period of twelve–months’ duration.

“Successor Rate” means the Successor Rate, LIBOR Successor Rate or any similar or analogous definition in the Credit Agreement.

“Term SOFR” means:

(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

provided that, if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than (x) solely in the case of the Initial Dollar Term Loans, 0.50%, Term SOFR shall be deemed to be 0.50% for purposes of this Agreement and (y) otherwise, zero, Term SOFR shall be deemed to be zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR
Loan.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

2.Terms Applicable to Term SOFR Loans. From and after the Amendment Effective Date, the following terms shall apply to Term SOFR Loans:

(a)LIBOR. (i) Dollars shall not be considered a currency for which there is a published LIBOR rate and (ii) any request for a new Eurocurrency Rate Loan denominated in Dollars, or to continue an existing Eurocurrency Rate Loan denominated in Dollars, shall be deemed to be a request for a new Loan bearing interest at Term SOFR.

To the extent any Loan bearing interest at the Eurocurrency Rate is outstanding on the Amendment Effective Date, such Loan shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period or payment period applicable to such Loan.

(b)References to Eurocurrency Rate and Eurocurrency Rate Loans in the Credit Agreement and Loan Documents.

(i)References to the Eurocurrency Rate and Eurocurrency Rate Loans in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate and Eurocurrency Rate Loan) shall be deemed to include Term SOFR and Term SOFR Loans, as applicable. In addition, to the extent the definition of Base Rate in the Credit Agreement refers to the Eurocurrency Rate, such reference shall be deemed to refer to Term SOFR.

(ii)For purposes of any requirement for any Borrower to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for a Term SOFR Loan.

(c)Borrowings, Conversions, Continuations and Prepayments of Term SOFR Loans. In addition to any other borrowing or prepayment requirements set forth in the Credit Agreement or any other Loan Document (provided that to the extent the provisions of the Credit Agreement conflict with this Section 2(c), this Section 2(c) shall apply with respect to Term SOFR Loans):

(i)Term SOFR Loans. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans; provided, however, that if the applicable Borrower wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. In the case of any Interest Period that is not one, three or six months in length, not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders and the Administrative Agent. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of
$5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans,
(ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(ii)Committed Loan Notice. For purposes of a Borrowing of Term SOFR Loans, or a continuation of a Term SOFR Loan, the applicable Borrower shall use the Committed Loan Notice attached hereto as Exhibit A or Exhibit B, as applicable.

(iii)Voluntary Prepayments of Term SOFR Loans. The applicable Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the Term SOFR Loans in whole or in part without premium or penalty (except as otherwise specified in the Credit Agreement); provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) two Business Days prior to any date of prepayment of Term SOFR Loans.

(d)Interest.

(i)Subject to the provisions of the Credit Agreement with respect to default interest, each Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Term SOFR for such Interest Period plus the Applicable Rate.

(ii)Interest on each Term SOFR Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement; provided that any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.16. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.

(e)Computations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest with respect to Term SOFR Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to the provisions in the Credit Agreement addressing payments generally, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(f)Successor Rates. The provisions in the Credit Agreement addressing the replacement of a current Successor Rate for Dollars shall be deemed to apply to Term SOFR Loans and Term SOFR, as applicable, and the related defined terms shall be deemed to include Dollars and Term SOFR, as applicable.

Exhibit A

FORM OF BORROWING REQUEST

Date:1 ,
To:    Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement, dated as of May 5, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Jazz Pharmaceuticals Public Limited Company, a public limited company incorporated in Ireland, as a Borrower, the other Borrowers party thereto from time to time, the lenders party thereto from time to time (the “Lenders”), the Issuing Banks party thereto from time to time, the Administrative Agent, and U.S. Bank National Association, as Collateral Trustee.

Bank of America, N.A. 2380 Performance DR
Mail Code: TX2-984-03-23
Richardson, TX, 75082 Attention: Jennifer Ollek Telephone: 1.469.201.8863
Facsimile: 1.214.290.8374
Electronic Mail: jennifer.a.ollek@bofa.com

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby notifies you, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified below:

1.The Borrower will be ________________ .
__________________________
1    The applicable Borrower shall notify the Administrative Agent (a) in the case of a Term SOFR Borrowing after the Closing Date, not later than 11:00 a.m., Local Time, two (2) Business Days before the date of the proposed Borrowing, unless such Borrower wishes to request an Interest Period for such Borrowing other than one, three or six months in duration as provided in the definition of “Interest Period,” in which case, on the fourth Business Day before each such Term SOFR Borrowing, (b) in the case of a Eurocurrency Borrowing after the Closing Date, not later than 11:00 a.m., Local Time, if denominated in Euros, four (4) Business Days before the date of the proposed Borrowing, unless such Borrower wishes to request an Interest Period for such Borrowing other than one, three or six months in duration as provided in the definition of “Interest Period,” in which case, if denominated in Euros, on the fifth Business Day before each such Eurocurrency Borrowing, or (c) in the case of an ABR Borrowing, not later than 10:00 a.m., Local Time, on the Business Day of the proposed Borrowing. Any notice of an ABR Revolving Facility Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(c) of the Credit Agreement may be given no later than 12:00 p.m., noon, Local Time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable provided that any Borrowing Request may state that it is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions (including, in the case of any Borrowing on the Closing Date, the Acquisition), in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied and (in the case of telephonic requests) shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower.

D-1-1

2.The Borrowing will be a Borrowing of ______________    Loans.2

3.The aggregate amount of the proposed Borrowing is: [$][€]3__________ .

4.The Business Day of the proposed Borrowing is: ___________.

5.The Borrowing is a[n] [ABR Borrowing][Term SOFR Borrowing][Eurocurrency Borrowing].

6.[The duration of the initial Interest Period for the [Term SOFR Borrowing][Eurocurrency Borrowing] included in the Borrowing shall be _______ month(s).]4

7.The location and number of the undersigned Borrower’s account to which the proceeds of such Borrowing are to be disbursed is _____________

[The applicable Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on and as of the date of the Borrowing contemplated by this Borrowing Request, the conditions to lending specified in Sections 4.02(b) and 4.02(c) of the Credit Agreement shall have been satisfied.]5

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2    Specify whether the Borrowing is of Initial Euro Term Loans, Initial Dollar Term Loans, Other Term Loans or Revolving Facility Loans of a particular Class.
3    Specify € in connection with the Borrowing of Initial Euro Term Loans.
4    Insert in the case of a Borrowing of Term SOFR Loans or Eurocurrency Loans 1, 3 or 6 months (or such other period that is twelve months or less requested by Parent and consented to by all the applicable Lenders).
5    Include for borrowing requests made after Closing Date.

This Borrowing Request is issued pursuant to and is subject to the Credit Agreement, executed as of the date first written above.

[BORROWER]

By: ____________________________________

Name:
Title:

[Signature Page to Borrowing Request]

Exhibit B

FORM OF INTEREST ELECTION REQUEST

Date:1 ________________, __________
To:    Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement, dated as of May 5, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Jazz Pharmaceuticals Public Limited Company, as a Borrower, the other Borrowers party thereto from time to time, the lenders party thereto from time to time (the “Lenders”), the Issuing Banks party thereto from time to time, the Administrative Agent, and U.S. Bank National Association, as Collateral Trustee.

Bank of America, N.A. 2380 Performance DR
Mail Code: TX2-984-03-23
Richardson, TX, 75082 Attention: Jennifer Ollek Telephone: 1.469.201.8863
Facsimile: 1.214.290.8374
Electronic Mail: jennifer.a.ollek@bofa.com

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. This notice constitutes an Interest Election Request and the undersigned Borrower hereby makes an election with respect to Loans under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such election:

1.Borrowing to which this request applies (including Facility, Class, principal amount and Type of Loans subject to election): _____________.2
2.Effective date of election (which shall be a Business Day): _______________.

3.The Borrowing is to be [converted into] [continued as] [an ABR Borrowing][a Term SOFR Borrowing][a Eurocurrency Borrowing].
1    The applicable Borrower must notify the Administrative Agent of such election (by telephone or irrevocable written notice) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Each telephonic Interest Election Request will be irrevocable and must be confirmed promptly by hand delivery or electronic means of this form, signed by the applicable Borrower, to the Administrative Agent.
2    If different options are being elected with respect to different portions of the Borrowing, the portions thereof must be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Paragraphs 3 and 4 shall be specified for each resulting Borrowing).

4.The duration of the Interest Period for the [Term SOFR Borrowing][Eurocurrency Borrowing], if any, included in the election shall be _________ months.3

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3    1, 3 or 6 months (or such other period that is twelve months or less requested by Parent and consented to by all the applicable Lenders).

This Interest Election Request is issued pursuant to and is subject to the Credit Agreement, executed as of the date first written above.

[BORROWER]

By: __________________________________________

Name:
Title: